BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Note to Reader: Effective first quarter 2001, we have recast our segments to align with our current management reporting structure. The prior period segment information shown has been restated to conform with this new structure.


Communications Group (1)

                                        1Q99     2Q99     3Q99    4Q99     YTD        1Q00     2Q00     3Q00     4Q00      YTD
Operating Revenues
  Local service                         $2,587   $2,659   $2,713  $2,768  $10,727     $2,828   $2,891   $2,888   $2,908   $11,515
  Network access                         1,167    1,158    1,169   1,151    4,645      1,232    1,210    1,154    1,179     4,775
  Long distance                            176      161      176     169      682        170      169      178      160       677
  Other                                    320      379      366     400    1,465        348      395      418      384     1,545
    Total Operating Revenues             4,250    4,357    4,424   4,488   17,519      4,578    4,665    4,638    4,631    18,512
Operating Expenses
  Operational and support expenses       2,039    2,158    2,145   2,100    8,442      2,164    2,184    2,168    2,224     8,740
  Depreciation and amortization            849      869      888     873    3,479        911      940      962      973     3,786
    Total Operating Expenses             2,888    3,027    3,033   2,973   11,921      3,075    3,124    3,130    3,197    12,526
Operating Income                         1,362    1,330    1,391   1,515    5,598      1,503    1,541    1,508    1,434     5,986
Interest Expense                           135      133      142     150      560        162      177      180      180       699
Other Income, net                           (2)      (2)      21      (6)      11          4        3        1       23        31
Income Before Income Taxes               1,225    1,195    1,270   1,359    5,049      1,345    1,367    1,329    1,277     5,318
Provision for Income Taxes                 459      454      482     488    1,883        513      496      492      461     1,962
           Segment Net Income(1)          $766     $741     $788    $871   $3,166       $832     $871     $837     $816    $3,356



Selected Financial and
  Operating Data

(amounts in millions)
EBITDA (5)                              $2,211   $2,199   $2,279  $2,388   $9,077     $2,414   $2,481   $2,470   $2,407    $9,772
EBITDA margin (6)                        52.0%    50.5%    51.5%   53.2%    51.8%      52.7%    53.2%    53.3%    52.0%     52.8%
Calling feature revenues                  $444     $477     $491    $501   $1,913       $515     $532     $551     $547    $2,145
Access minutes of use                   26,825   27,626   27,859  27,778  110,088     28,716   28,798   28,551   27,848   113,913
Long distance messages                     177      168      160     139      644        136      129      125      114       504
Capital expenditures                    $1,138   $1,222   $1,277  $1,216   $4,853     $1,201   $1,284   $1,317   $1,638    $5,440


Equivalent access lines
 in service (thousands):
  Access lines                          25,078   25,191   25,369  25,499              25,860   25,864   25,942   25,908
  Access line equivalents               13,704   14,643   15,610  17,770              19,725   22,205   25,386   28,321
Total equivalent access
 lines in service                       38,782   39,834   40,979  43,269              45,585   48,069   51,328   54,229
Wholesale Lines                            649      691      742     816                 930    1,036    1,188    1,308
Internet customers (thousands):            475      574      637     695                 753      788      871      956
DSL customers (thousands):                N/A*      N/A      N/A      30                  49       74      134      215

* Not available

BellSouth Corporation
Results by Segment (unaudited)
Supplemental Operating Data
 (in thousands)

Communications Group -
 Network Access Lines
 In Service(a)
                                    1Q99    2Q99     3Q99     4Q99       1Q00     2Q00     3Q00     4Q00

Access lines (b)
 Residence                          16,806  16,825   16,933   17,002     17,278   17,203   17,205   17,135
 Business                            7,999   8,093    8,167    8,232      8,319    8,401    8,481    8,525
 Other                                 273     273      269      265        263      260      256      248
  Total access lines
   in service                       25,078  25,191   25,369   25,499     25,860   25,864   25,942   25,908
Access line equivalents(c)
 Selected digital data
  services:
  DS0  & ADSL                          470     517      587      706        848    1,030    1,422    1,950
  DS1                                3,782   4,007    4,251    4,529      4,780    5,071    5,359    5,673
  DS3 & higher                       9,452  10,119   10,772   12,535     14,097   16,104   18,605   20,698
   Total digital data lines
     in service                     13,704  14,643   15,610   17,770     19,725   22,205   25,386   28,321

Total equivalent access
  lines in service                  38,782  39,834   40,979   43,269     45,585   48,069   51,328   54,229

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line counts include amounts for switched access lines, Basic Rate ISDN, Primary Rate ISDN and UNE Combos.

(c) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Domestic Wireless Segment (1)(a)


                                         1Q99      2Q99      3Q99     4Q99      YTD     1Q00    2Q00    3Q00     4Q00      YTD
Operating Revenues
     Service revenues (4)                 $745      $806     $835      $852   $3,238     $873    $964     $995  $1,112   $3,944
     Equipment and other revenues           70        71       82        80      303       77      72       76     112      337
         Total Operating Revenues          815       877      917       932    3,541      950   1,036    1,071   1,224    4,281
Operating Expenses
     Operational and support expenses      610       638      685       708    2,641      726     724      776     903    3,129
     Depreciation and amortization         148       164      191       189      692      167     154      151     170      642
         Total Operating Expenses          758       802      876       897    3,333      893     878      927   1,073    3,771
Operating Income                            57        75       41        35      208       57     158      144     151      510
Interest Expense                            23        23       25        23       94       27      27       29      94      177
Other Income, net                           28        33       38        36      135       34      39       44      12      129
Income Before Income Taxes                  62        85       54        48      249       64     170      159      69      462
Provision for Income Taxes                  22        31       11        24       88       23      64       61      17      165
           Segment Net Income(1)           $40       $54      $43       $24     $161      $41    $106      $98     $52     $297


Selected Financial and Operating
  Data (b)

(amounts in millions, except
  customer data in thousands)
EBITDA (5)                                $205      $239     $232      $224     $900     $224    $312     $295    $321   $1,152
EBITDA margin (6)(c)                     27.5%     29.7%    27.8%     26.3%    27.8%    25.7%   32.4%    29.6%   28.9%    29.2%


Average monthly revenue per
  customer (7)(d)                          $57       $59      $60       $60      $59      $59     $61      $60     $53      $57
Customer net adds in period
 (excluding ownership changes)
     Cellular and PCS                      166       238       82       207      693      309     286      229     367    1,191
     Data (Cingular Interactive)            16        27       26        63      132       79      79       80      44      282


Customers
     Cellular and PCS                    4,486     4,724    4,680     4,887             5,196   5,482    5,711   8,337
     Data (Cingular Interactive)           108       135      161       224               303     382      462     229
POPs                                    52,827    54,568   55,983    56,255            57,034  57,034   57,034  82,170
Penetration rate (9)                      8.5%      8.9%     8.6%      8.9%              9.4%    9.9%    10.3%   10.1%

(a) Through third quarter 2000, this segment is comprised of BellSouth's wireless voice and wireless data operations. Beginning fourth quarter 2000, this segment is comprised of BellSouth's 40% share of the reported results of Cingular wireless.

(b) Customer data for first quarter 2001, including POPs, penetration rate and average monthly revenue per customer, is comprised of BellSouth's 40% share of the managed results of Cingular Wireless.

(c)  EBITDA margin denominator includes service revenues only.

(d)  Average  monthly  revenue  per  customer  excludes   Cingular   Interactive
     (formerly BellSouth Wireless Data).

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Latin America Group (1)(2)


                                         1Q99    2Q99     3Q99     4Q99     YTD      1Q00     2Q00     3Q00     4Q00       YTD
Operating Revenues
  Service revenues (4)                   $516    $525     $522     $521   $2,084      $575     $574     $613     $624     $2,386
  Equipment and other revenues             49      49       70       84      252       106       99      110      130        445
  Advertising and publishing revenues       -       4       28       37       69        14       31       49       41        135
    Total Operating Revenues              565     578      620      642    2,405       695      704      772      795      2,966
Operating Expenses
  Operational and support expenses        408     405      479      557    1,849       581      522      581      627      2,311
  Depreciation and amortization           104     108      115      123      450       126      130      167      182        605
    Total Operating Expenses              512     513      594      680    2,299       707      652      748      809      2,916
Operating Income                           53      65       26      (38)     106       (12)      52       24      (14)        50
Interest Expense                           24      25       18       21       88        33       26       52       67        178
Other Income, net                         (39)    (12)     (29)     (30)    (110)       12      (58)     (37)     (39)      (122)
Income Before Income Taxes                (10)     28      (21)     (89)     (92)      (33)     (32)     (65)    (120)      (250)
Provision for Income Taxes                 24      23       (9)     (27)      11       (13)       2       (3)      (2)       (16)
  Segment Net Income(1)                  ($34)     $5     ($12)    ($62)   ($103)     ($20)    ($34)    ($62)   ($118)     ($234)



Selected Financial and Operating Data

(amounts in millions, except customer
  data in thousands)
EBITDA (5)                               $157    $173     $141      $85     $556      $114     $182     $191     $168       $655
EBITDA margin (6)                       27.8%   29.9%    22.7%    13.2%    23.1%     16.4%    25.9%    24.7%    21.1%      22.1%


Average monthly revenue
  per customer (8)                        $61     $57      $50      $44      $52       $40      $35      $31      $30        $34
Customer net adds in period
  (excluding ownership changes)           351     284      544      453    1,632       827      488      365      401      2,081


Customers (voice)                       2,949   3,233    3,777    4,230              5,096    5,584    6,668    7,069
POPs                                   87,800 103,000  110,400  111,700            114,600  114,600  156,200  156,200
Penetration rate (9)                     4.7%    5.1%     5.3%     4.7%               5.5%     4.9%     4.3%     4.5%

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Domestic Advertising & Publishing (1)

                                1Q99     2Q99     3Q99      4Q99      YTD        1Q00     2Q00     3Q00    4Q00     YTD

Total Operating Revenues         $ 346    $ 411     $ 510    $ 693   $ 1,960       $ 353    $ 448    $ 545   $ 720  $ 2,066
Operating Expenses
     Operational and support
       expenses                    200      241       237      346     1,024         191      237      244     325      997
     Depreciation and
       amortization                  6        7         8        6        27           7        7        8       6       28
         Total Operating
           Expenses                206      248       245      352     1,051         198      244      252     331    1,025
Operating Income                   140      163       265      341       909         155      204      293     389    1,041
Interest Expense                     2        2         1        2         7           5        4        1       4       14
Other Income, net                    -        3         -        1         4           -        -        1       1        2
Income Before Income Taxes         138      164       264      340       906         150      200      293     386    1,029
Provision for Income Taxes          53       62       101      123       339          56       76      112     150      394
           Segment Net Income(1)   $85     $102      $163     $217      $567         $94     $124     $181    $236     $635

EBITDA (5)                        $146     $170      $273     $347      $936        $162     $211     $301    $395   $1,069
EBITDA margin (6)                42.2%    41.4%     53.5%    50.1%     47.8%       45.9%    47.1%    55.2%   54.9%    51.7%

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2)  Results for the Latin America segment are reported one month in arrears.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes.

(4) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment and on a net basis for the Latin America segment.

(5) EBITDA is defined as operating revenues less operational and support expenses.

(6)  EBITDA margin is calculated by dividing EBITDA by operating revenues.

(7) For the Domestic Wireless segment, Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (gross), long distance and value added services.

(8) For the Latin America segment, Average monthly revenue per customer is calculated by dividing average monthly revenue by average customers. Average monthly revenue includes activation fees, access, airtime, roaming
     (net), long distance and value added services.

(9) Penetration rate is calculated by dividing customers by POPs (excludes POPs in markets where service has not been initiated).